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Exhibit 23.1


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000 included in iGate Capital Corporation's Form 10-K for the year ended December 31, 1999, as amended by iGate Capital Corporation's Form 10K/A as filed on May 1, 2000 and all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
Pittsburgh, Pennsylvania,
November 14, 2000